Exhibit 99.1

SOHU.COM REPORTS FIRST QUARTER UNAUDITED FINANCIAL RESULTS

First Quarter 2008 Total Revenues Reach US$84.8 Million, Exceeding High End of Company Guidance by US$16.3 million, Up 156% Year-on-Year and 30% Quarter-on-Quarter;

First Quarter 2008 Non-GAAP Fully Diluted EPS of US$0.64, Exceeding High End of Company Guidance by 19 US Cents

BEIJING, CHINA, April 28, 2008 – Sohu.com Inc. (NASDAQ: SOHU), China's leading online media, communications, search, online games and mobile value-added services company, today reported unaudited financial results for the first quarter ended March 31, 2008.

First Quarter Highlights

•

Record high total revenues and record high for each revenue category: brand advertising, advertising, online game, and non-advertising revenues as well as net income. All such operating parameters exceed company guidance.

•

Brand advertising revenues of US$33.2 million, up 41% year-on-year and 3% quarter-on-quarter.

•

Advertising revenues of US$34.8 million, up 36% year-on-year and 3% quarter-on-quarter.

•

Online game revenues of US$41.0 million, up 24 times year-on-year and 71% quarter-on-quarter.  In-house developed massive multiplayer online role-playing game Tian Long Ba Bu (“TLBB”) further solidified its success with revenue up 77% quarter-on-quarter to US$38.9 million.

•

Non-advertising revenues of US$50.1 million, up 570% year-on-year and 58% quarter-on-quarter.

•

Total revenues of US$84.8 million, up 156% year-on-year and 30% quarter-on-quarter, exceeding the high end of company guidance by US$16.3 million.

•

Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$25.1 million or US$0.64 per fully diluted share, exceeding the high end of guidance by 19 US cents. Non-GAAP net income increased by 261% year-on-year and 48% quarter-on-quarter.

•

GAAP net income of US$21.6 million or US$0.55 per fully diluted share.  GAAP net income increased by 383% year-on-year and 43% quarter-on-quarter.

•

Explanation of the Company's non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliations to Unaudited Condensed Consolidated Statements of Operations.”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, stated, “We are very pleased with our first quarter of 2008, which was our third consecutive quarter in which we reported record total revenues and record revenues in each category, as well as record non-GAAP net income.  We believe that these results are made possible only by our long-term strategic vision regarding the

Chinese Internet space, such as our sponsorship of the 2008 Beijing Olympics, and by our continued technological development and advancement, such as with our in-house developed online game Tian Long Ba Bu.  All of these achievements demonstrate the strength and power of the Sohu brand and our ability to continue to execute on our plan to lead the Chinese Internet space.”

Ms. Belinda Wang, Co-President and Chief Marketing Officer of Sohu.com, said, “Despite a generally weak season in the industry for the first quarter of the year, we were able to achieve yet another record in terms of brand advertising revenues.  We can squarely attribute these results to the continued shifting of advertising from offline to online and the robust momentum in advertisers’ spending as the 2008 Beijing Olympic Games quickly draw near.  And looking ahead at the remainder of 2008, we believe the growth of our brand advertising business will be even stronger, primarily driven by the increasing Olympic-related advertising spending and our growing penetration in the overall market.”

Dr. Gong Yu, Chief Operating Officer of Sohu.com, added, “The impact and the reach of our online reporting abilities across China are well-respected by the industry, and have further positioned Sohu as one of the most authoritative and powerful online media sources in China.  We have worked continuously to provide premier content and innovative products to our users.”

First Quarter Financial Results

Total revenues for the first quarter ended March 31, 2008 were US$84.8 million, compared to revenues of US$65.3 million for the fourth quarter ended December 31, 2007, and US$33.1 million for the first quarter ended March 31, 2007.

Gross margin for the first quarter of 2008 was 76%, increased from 71% in the previous quarter and 60% in the same period of 2007.  Non-GAAP gross margin was 76% in the first quarter of 2008, up from 72% in the previous quarter and 61% in the same period of 2007. The gross margin expansion was primarily due to the contribution from TLBB.

Net income for the first quarter of 2008 was US$21.6 million or US$0.55 per fully diluted share.  Non-GAAP net income for first quarter of 2008 was US$25.1 million or US$0.64 per fully diluted share.  This compares to non-GAAP net income of US$17.0 million or US$0.43 per fully diluted share for the fourth quarter of 2007 and US$7.0 million or US$0.18 per fully diluted share for the first quarter of 2007.

Advertising revenues for the first quarter of 2008 totaled US$34.8 million, a 3% quarter-on-quarter increase and a 36% year-on-year increase. Advertising revenues, consisting of US$33.2 million in brand advertising and US$1.6 million in sponsored search, accounted for 41% of total revenues in the first quarter of 2008.  Brand advertising revenues for the first quarter of 2008 increased 3% quarter-on-quarter and 41% year-on-year.  Sponsored search revenues for the first quarter of 2008 were up 5% quarter-on-quarter and down 23% year-on-year.  Advertising gross margin for the first quarter of 2008 was 63%, flat with the previous quarter and up from 62% in the first quarter of 2007.  Non-GAAP advertising gross margin for the first quarter of 2008 was 64%, flat with the previous quarter and the first quarter of 2007.

For the first quarter of 2008, Sohu's non-advertising revenues, which are derived mainly from online game and wireless value-added services, were US$50.1 million, representing 59% of total revenues.  Online game revenues for first quarter of 2008 increased 71% quarter-on-quarter and 24 times year-on-year.  Wireless revenue increased 17% quarter-on-quarter and 54% year-on-

year.  Non-advertising gross margin was 85%, compared to 79% in the previous quarter and 52% in first quarter of 2007.  Non-GAAP non-advertising gross margin was 85%, compared to 79% in the previous quarter and 52% in first quarter of 2007. Those increases were due to the contribution from TLBB.

For first quarter of 2008, Sohu's operating expenses totaled US$34.0 million. Non-GAAP operating expenses totaled US$30.8 million, up 3% from the previous quarter and up 125% year-on-year.  The year-on-year increase was primarily due to continued investment in product development, marketing expenses for Sohu branding and TLBB, as well as an increase in bonuses to reward employees for their contribution to good results.

For first quarter of 2008, income tax expense was US$ 9.2 million, compared to US$0.7 million for the previous quarter and US$0.3 million for the same period last year.

On January 1, 2008, the newly introduced Corporate Income Tax Laws, which unify the statutory income tax rate of enterprises in China to 25%, became effective.  On April 14, 2008, relevant governmental regulatory authorities released qualification criteria, application procedures and assessment processes for “New Technology Enterprises,” which will be entitled to a favorable statutory tax rate of 15%. Solicitation of actual applications has not yet commenced, however. In addition, there are still divergent views on whether there will be any preconditions for allowing grandfather treatment for the unexpired tax holidays of New Technology Enterprises previously qualified under the old tax laws as of December 31, 2007. Due to uncertainties on (a) whether any of Sohu’s major operating entities in China will eventually be approved for New Technology Enterprise status and (b) whether theses entities will be able to enjoy grandfather treatment for their unexpired tax holidays unconditionally, for the first quarter of 2008, Sohu has accounted for its income tax based on the statutory tax rate of 25%, assuming that it would not enjoy any of the preferential tax treatment mentioned above. Sohu will account for lower tax charges in future quarters if and when confirmation is received from the Chinese tax authorities that any of these operating entities is entitled to be taxed at preferential rates.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “Sohu’s outstanding results for the first quarter were driven largely by our focus on innovation, the execution of our strategic goals, and our desire to grow our market share and be the leading Internet provider in China.  Considering the growing Chinese Internet population and Sohu’s strategic vision, we believe that we will continue to enjoy material growth of our businesses in 2008 and beyond.  We clearly have the vision and necessary disciplines in place to continue to return value to our shareholders.”

Business Outlook

Sohu estimates total revenues for the second quarter of 2008 to be between US$93 million to US$96 million, with advertising revenues of US$40 million to US$41 million and non-advertising revenues of US$53 million to US$55 million.

Sohu estimates brand advertising revenues for the second quarter of 2008 to be between US$38.5 million to US$39.5 million.

Sohu estimates online game revenues for the second quarter of 2008 to be between US$43 million to US$45 million.

Sohu estimates non-GAAP fully diluted earnings per share for the second quarter of 2008 to be between US$0.72 and US$0.75, assuming statutory income tax rate for our major operating entities in China to be 25%.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the second quarter of 2008 to be between US$2.0 million and US$2.5 million.  The estimated impact of this expense is expected to reduce Sohu's fully diluted earnings per share for the second quarter of 2008, under US GAAP, by US$0.05 to US$0.06.

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu's management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu's management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu's current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu's unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu's income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In those quarters prior to April 1, 2007, most of costs and expenses for the game department were related to product development and research. Accordingly, Sohu recorded all such costs and expenses in product development expenses in its statements of operations. Beginning April 1, 2007, in order to better present operation results to enhance comparability with industry peers, Sohu reclassified expenses related to game operations, mainly salary and benefits of game masters, from product development expense to cost of online game revenues. To conform with current period presentations, the relevant amounts for prior periods have been reclassified. Such reclassification amounted to US$275,000 for the three months ended March 31, 2007.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu's next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People's Republic of China, fluctuations in Sohu's quarterly operating results, Sohu's historical and possible future losses and limited operating history, and the company's reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu's annual report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu's management team will host a conference call today at 8:00 AM ET, April 28, 2008 (or 8:00 PM, April 28, 2008 Beijing/Hong Kong time).  To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1- 800-240-4186
International: 1- 303-262-2142

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1- 800-405-2236
International: 1- 303-590-3000
PASSCODE: 11112454#

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China's premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China's Internet pioneers, is in its twelfth year of operation.

Sohu.com Contact Information
Erin Sheng
Manager
Investor Relations and Corporate Communications
Tel: +86 10 6272 6596
E-mail: ir@contact.sohu.com
http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007

Revenues:
Advertising
Brand advertising	$33,155	$32,166	$23,527
Sponsored search	1,614	1,532	2,086
Subtotal of advertising revenues	34,769	33,698	25,613
Non-advertising
Online game	40,955	23,961	1,617
Wireless	8,593	7,341	5,576
Others	506	342	280
Subtotal of non-advertising revenues	50,054	31,644	7,473
Total revenues	84,823	65,342	33,086

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $309, $363 and $412, respectively)	11,252	11,049	8,144
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $6, $6 and $19, respectively)	1,520	1,353	1,578
Subtotal of advertising cost of revenues	12,772	12,402	9,722
Non-advertising
Online game (includes stock-based compensation expense under SFAS 123 (R) of $5, $4 and $16, respectively)	3,208	2,765	869
Wireless	3,931	3,238	2,610
Others (includes share-based compensation expense under SFAS 123(R) of $2, $2 and $4, respectively)	381	530	99
Subtotal of non-advertising cost of revenues	7,520	6,533	3,578
Total cost of revenues	20,292	18,935	13,300

Gross profit	64,531	46,407	19,786

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $2,263, $612 and $780, respectively)	11,479	8,395	4,679
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $280, $319 and $447, respectively)	16,140	17,186	7,290
General and administrative (includes share-based compensation expense under SFAS 123(R) of $645, $579 and $806, respectively)	6,185	5,746	3,358
Amortization of intangibles	196	202	379
Total operating expenses	34,000	31,529	15,706

Operating profit	30,531	14,878	4,080

Other income (expense)	43	552	(120)
Interest income and exchange difference	166	359	769
Income before income tax expense	30,740	15,789	4,729
Income tax expense	(9,185)	(720)	(282)
Income from continuing operations	21,555	15,069	4,447

Minority Interests	8	5	12
Net income from continuing operations	21,563	15,074	4,459

(Loss) gain from discontinued E-commerce operations	(1)	(2)	7
Net income	$21,562	$15,072	$4,466

Basic net income per share	$0.57	$0.40	$0.12

Shares used in computing basic net income per share	37,759	37,589	36,722

Diluted net income per share	$0.55	$0.39	$0.12

Shares used in computing diluted net income per share	39,037	39,034	38,986

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Mar. 31, 2008	As of Dec. 31, 2007
		(Audited)
ASSETS
Cash and cash equivalents	$160,391	$122,706
Accounts receivable, net	36,193	27,058
Prepaid and other current assets	10,012	7,551
Fixed assets, net	68,356	65,027
Goodwill	55,550	55,542
Intangible assets, net	6,575	7,041
Restricted cash	3,260	4,324
Other assets, net	2,986	1,268
	$343,323	$290,517

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$92,610	$71,607
Zero coupon convertible senior notes	6	6
Total liabilities	92,616	71,613

Minority interests	2,207	7

Shareholders' equity	248,500	218,897
	$343,323	$290,517

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Mar. 31, 2008				Three Months Ended Dec. 31, 2007				Three Months Ended Mar. 31, 2007
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Advertising revenues	$34,769	$–		$34,769	$33,698	$–		$33,698	$25,613	$–		$25,613
Less: Cost of advertising revenues	12,772	(315)	(a)	12,457	12,402	(369)	(a)	12,033	9,722	(431)	(a)	9,291
Advertising gross profit	$21,997	$315		$22,312	$21,296	$369		$21,665	$15,891	$431		$16,322
Advertising gross margin	63%			64%	63%			64%	62%			64%

Non-advertising revenues	$50,054	$–		$50,054	$31,644	$–		$31,644	$7,473	$–		$7,473
Less: Cost of non-advertising revenues	7,520	(7)	(a)	7,513	6,533	(6)	(a)	6,527	3,578	(20)	(a)	3,558
Non-advertising gross profit	$42,534	$7		$42,541	$25,111	$6		$25,117	$3,895	$20		$3,915
Non-advertising gross margin	85%			85%	79%			79%	52%			52%

Total revenues	$84,823	$–		$84,823	$65,342	$–		$65,342	$33,086	$–		$33,086
Less: Total cost of revenues	20,292	(322)	(a)	19,970	18,935	(375)	(a)	18,560	13,300	(451)	(a)	12,849
Gross profit	$64,531	$322		$64,853	$46,407	$375		$46,782	$19,786	$451		$20,237
Gross margin	76%			76%	71%			72%	60%			61%

Operating expenses	$34,000	$(3,188)	(a) $	30,812	$31,529	$(1,510)	(a) $	30,019	$15,706	$(2,033)	(a)$	13,673
Net income	$21,562	$3,510		$25,072	$15,072	$1,885		$16,957	$4,466	$2,484		$6,950
Diluted net income per share	$0.55			$0.64	$0.39			$0.43	$0.12			$0.18
Shares used in computing diluted net income per share	39,037			39,220	39,034			39,237	38,986			39,582

Note: (a) To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).